Exhibit 4.1

Amending Agreement to the Senior Debt Facility Agreement Dated August 10, 1998 between ABN Australasia Limited ("Borrower") American Banknote Corporation and Chase Securities Australia Limited ("Agent"), for itself and as Agent of the Participants.

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                  Amending Agreement to the Senior Debt Facility Agreement

Date:             1998

Parties: ABN AUSTRALASIA LIMITED (ACN 072 664 692) incorporated in Victoria of 1144 Nepean Highway, Highett, Victoria ("Borrower")
                  EACH COMPANY set out in schedule 1 (each a "Guarantor" and together the "Guarantors")
                  AMERICAN BANKNOTE CORPORATION a company incorporated in Delaware and of the 49th Floor, 200B Park Avenue, New York ("ABN")
                  CHASE SECURITIES AUSTRALIA LIMITED (ACN 002 888 011) of Level 35, AAP Centre, 259 George Street, Sydney, NSW ("Agent"), for itself and as Agent of the Participants

Recitals:
              A. The Participants have provided at the request of the Borrower and each Guarantor the facilities on the terms set out in the Agreement.

              B. The Agent, acting on the instructions of all Participants, has agreed at the request of the Borrower to amend the Agreement on the terms set out below.

Operative provisions:

1.  Interpretation

             1.1 In this agreement, words and phrases not defined have the meaning given in the Agreement.
             1.2 The following words have these meanings in this agreement unless the contrary intention appears:

     Agreement means the agreement entitled "Senior Debt Facility Agreement" between, among others, the Borrower and the Guarantors dated 3 June 1996 as amended by the agreement entitled "Senior Debt Facility Agreement Novation and Amendment Agreement" dated 26 February 1998 between, among others, the parties to this agreement.

     Effective Date means the date on which the Agent receives (or, on the instructions of a Majority Participants, waives in writing the receipt of) the condition precedent documents described in clause 3.1.

Incorporation of Terms
             1.3 Clauses 1.2 to 1.8 (inclusive). 36 (Governing Law and Jurisdiction), 37 (Counterparts) and 38 (Acknowledgment by Borrowers and Guarantors) apply as if set out in full in this agreement with references to "this Agreement" construed as references to this agreement.

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2.  Amendments

Amendments to "Margin"
             2.1 On and from 1 July 1998 the parties agree that, for the purposes of calculating the interest payable under clause 9.3 of the Agreement for the period commencing 1 July 1998 and ending on 31 March 1999 ("Review Period"), the Margin for each Funding Period will be 2.5% per annum. For the avoidance of doubt, it is further agreed that the Margin, in respect of any portion of a Funding Period outside the Review Period, is the Margin that would have otherwise been payable but for this clause.

Amendments to financial covenants
             2.2 On and from the Effective Date clauses 15.3(a), (b) and (c) of the Agreement are amended to read as follows:

     "The Borrower and each Guarantor undertake to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents.

                  (a)   It will ensure that the ratio of:

                        (i) EBITDA at each Quarterly Date and in respect of the 12 month period ending on that date; to

                        (ii) Interest  Expense  under  this  Agreement  paid  or
                             payable in cash during that period,

     is, with respect to each Quarterly Date up to and including 31 December 1998, not less than 2.5:1 and for each Quarterly Day thereafter, not less than 3:1.

                  (b) It will ensure that the ratio of:

                        (i)  Total Debt at each Quarterly Date; to

                        (ii) EBITDA   for  the  12  month   period   immediately
                             preceding each Quarterly Date,

     is, with respect to 30 June 1998 and 30 September 1998, not greater than 4.75:1, with respect to 31 December, not greater than 4.25:1, and for each Quarterly Date thereafter, not greater than 4:1.

                  (c) It will ensure that the ratio of:

                        (i) EBITDA for the 12 month period immediately preceding each Quarterly Date; to

                        (ii) Debt Service during that period,

     is, with respect to each Quarterly Date up to and including 30 September 1998, not less than 1.75:1, with respect to 31 December 1998, not less than 1.5:1, and with respect to each Quarterly Date thereafter, not less than 1.75:1."

             3.1 Clause 2.2 has effect on the date the Agent receives the following in form and substance satisfactory to it:

                  (a) a certificate signed by a director or secretary of the Borrower confirming that no alterations have been made to the memorandum and articles of association and certificate of registration of the Borrower and each Guarantor since 26 February 1998; and

                  (b) a certified copy of an extract of the minutes of a meeting of the board of directors of the Borrower and each Guarantor which:

                        (i)  evidences the resolutions authorising:

                             (A) the signing and delivery of and observance of obligations under this agreement, and

                             (B) the appointment of an authorised agent to execute this agreement on its behalf, and

                        (ii) acknowledges  that this  agreement will benefit it;
                             and

                  (c) this agreement signed and delivered by the Borrower and all Guarantors.

             3.2 Anything required to be certified under clause 3.1 must be certified by the secretary or a director of the Borrower or the relevant Guarantor as being true and complete as at a date no earlier than 7 days before the date of this agreement.

4.  Acknowledgments

             4.1  The  Borrower  and  the  Guarantors   acknowledge   that  this
                  agreement is a "Transaction Document" within the definition of that term in the Agreement.

             4.2 On the Effective Date, the Borrower and the Guarantors make the representations and warranties contained in clause 14 of the Agreement.

             4.3 The Borrower and the Guarantors acknowledge that nothing in this agreement affects or limits their existing obligations under any Transaction Document.

5.  Amendment Fee

     If it has not already done so, ABN must pay to the Agent, upon execution of this agreement for the account of the Participants, an amendment fee of 0.5% calculated on the aggregate of each Participant's
   Commitment.  This fee shall not be refunded by the Borrower to ABN.

             6.1 In addition to the undertakings contained in the Agreement, the Borrower also undertakes:

                  (a) to convene a monthly meeting with the Agent and the Participants to review the financial undertakings as amended by clause 2 of this agreement on a 12 month trailing basis calculated from the most recent Quarterly Date. For the avoidance of doubt, the financial covenants in clause 2 of this agreement will continue to be tested quarterly;

                  (b) that no further payment of funds from the Borrower to ABN will occur without the prior written consent of the Agent acting on the instructions of all Participants; and

                  (c) a debt compliance letter will be issued by the Borrower's auditor on the financial undertakings as amended by clause 2 of this agreement no later than 30 days after each Quarterly Date up to and including 31 March 1999, for the period commencing on the date of this agreement and ending on 31 March 1999 or on the first Quarterly Date thereafter which the Borrower complies with its financial undertakings as amended by clause 2 of this agreement whichever is the latter.

             6.2  ABN  agrees  to  ensure  the   Borrower   complies   with  the
                  undertakings contained in clause 6.1.

7.  Representation

     ABN confirms that between the date of signing of the Agreement and the date of signing of the Amending Agreement, the Borrower has made payments of an aggregate amount of A$850,000 to ABN representing the Borrowers pro rata share of the ABN group's global corporate insurance policy.

EXECUTED as an agreement

Schedule 1   Guarantors


Name (ACN)               Place of Incorporation        Address

ABN Australasia          Victoria                      1144 Nepean Highway
Holdings Pty Limited                                   Highett, Victoria 3199
(ACN 072 977 229)

American Banknote        Victoria                      1144 Nepean Highway
 Pacific Pty Ltd                                       Highett, Victoria 3199
(ACN 072 977 265)

American Banknote        Victoria                      1144 Nepean Highway
 Australasia Pty Ltd                                   Highett, Victoria 3199
(ACN 072 977 292)

Leigh-Mardon Payment     Victoria                      1144 Nepean Highway
 Systems Pty Limited                                   Highett, Victoria 3199
(ACN 006 412 657)

American Banknote        Victoria                      c/- Chapman Tripp
 New Zealand Limited                                   Sheffield Young
                                                       Level 1
                                                       AMP Centre
                                                       1 Grey Street
                                                       Wellington
                                                       New Zealand

SIGNED by
as attorney for ABN
AUSTRALASIA LIMITED under
power of attorney dated

in the presence of:

 ..................................
Signature of witness

 ..................................
Name of witness (block letters)

 ..................................        ..................................
Address of witness                        By executing this agreement the
                                          attorney states that the attorney
 ..................................        has received no notice of revocation
Occupation of witness                     of the power of attorney





SIGNED by
as attorney for EACH GUARANTOR
under power of attorney dated
in the presence of:

 ..................................
Signature of witness

 ..................................
Name of witness (block letters)

 ..................................        ..................................
Address of witness                        By executing this agreement the
                                          attorney states that the attorney
 ..................................        has received no notice of revocation
Occupation of witness                     of the power of attorney

SIGNED by
as attorney for ABN BANKNOTE
CORPORATION under power
of attorney dated

in the presence of:

 ..................................
Signature of witness

 ..................................
Name of witness (block letters)

 ..................................        ..................................
Address of witness                        By executing this agreement the
                                          attorney states that the attorney
 ..................................        has received no notice of revocation
Occupation of witness                     of the power of attorney





SIGNED by
as attorney for CHASE SECURITIES
AUSTRALIA LIMITED (for itself and
as Agent for the Participants)
under power of attorney dated

in the presence of:

 ..................................
Signature of witness

 ..................................
Name of witness (block letters)

 ..................................        ..................................
Address of witness                        By executing this agreement the
                                          attorney states that the attorney
 ..................................        has received no notice of revocation
Occupation of witness                     of the power of attorney














                   Dated 1998


 Amending Agreement
 to the Senior Debt
 Facility Agreement


 ABN AUSTRALASIA LIMITED
 ("Borrower")
 EACH COMPANY SET OUT IN
 SCHEDULE 1
 (each a "Guarantor")
 AMERICAN BANKNOTE CORPORATION, INC
 ("ABN")
 CHASE SECURITIES AUSTRALIA LIMITED
 for itself and as Agent for the PARTICIPANTS
 ("Agent")



 Mallesons Stephen Jaques
 Solicitors

 Governor Phillip Tower
 1 Farrer Place
 Sydney   NSW   2000
 Telephone (61 2) 9296 2000
 Fax (61 2) 9296 3999
 DX 113 Sydney
 Ref: MWB:PJD

Contents       Amending Agreement to the Senior Debt Facility Agreement

               1 Interpretation                                    1
                     Incorporation of Terms                        1

               2 Amendments                                        2
                     Amendments to "Margin"                        2
                     Amendments to financial covenants             2

               3 Conditions Precedent                              3

               4 Acknowledgments                                   3

               5 Amendment fee                                     3

               6 Undertakings                                      4

               7 Representation                                    4